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                                                                    EXHIBIT 21.1

                             Crystal Decisions, Inc.
                         Subsidiaries of the Registrant

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                                                                                      State or Other Jurisdiction
Name of Subsidiary                                                                          of Incorporation
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
Crystal Decisions, Corp.                                                                   New Brunswick, Canada
Crystal Decisions (Japan) K.K.                                                                             Japan
Crystal Decisions (Singapore) Pte Ltd                                                                  Singapore
Crystal Decisions (UK) Limited                                                                 England and Wales
Crystal Decisions (Australia) Pty Limited                                                              Australia
Crystal Decisions (France) S.A.                                                                           France
Crystal Decisions (Deutschland) GmbH                                                                     Germany
Crystal Decisions (Hong Kong) Limited                                                                  Hong Kong
Seagate Software Information Management Group AB                                                          Sweden
Seagate Software Switzerland GmbH                                                                    Switzerland
Seagate Software Information Management Group B.V.                                                   Netherlands
Seagate Software (Italy) S.r.l                                                                             Italy
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